N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen High Income Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		3,703,863	0.25		14,985,553	7.77
Class B		369,056		0.22		1,430,469	7.77
Class C		536,050		0.22		2,466,891	7.77
Class I		487,244		0.26		1,798,164	7.77


Evergreen Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		19,606,952	0.16		117,793,214	7.24
Class B		740,590		0.14		4,612,793	7.24
Class C		1,396,882	0.14		10,097,582	7.24
Class I		10,394,370	0.17		58,554,815	7.24


Evergreen Short-Intermediate Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		782,695		0.18		4,715,955	9.97
Class B		28,578		0.14		173,145		9.97
Class C		173,796 	0.14		1,380,600	9.97
Class I 	2,428,499 	0.19		13,408,215	9.97


Evergreen Strategic Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		5,713,326	0.14		42,296,815	8.69
Class B		320,530		0.11		2,165,090	8.67
Class C		1,491,112	0.11		14,642,921	8.72
Class I		2,158,080	0.15		19,935,789	8.69